UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 24, 2016

IRON MOUNTAIN INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-13045	23-2588479
(Commission File Number)	(IRS Employer Identification No.)

One Federal Street, Boston, Massachusetts	02110
(Address of Principal Executive Offices)	(Zip Code)

(617) 535-4766

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                                        Other Events.

Pricing of Debt Offering

On May 24, 2016, Iron Mountain Incorporated, or Iron Mountain, and Iron Mountain US Holdings, Inc., or the Subsidiary Issuer, and together with Iron Mountain, the Issuers, announced the pricing of a private offering of $500.0 million in aggregate principal amount of 4.375% Senior Notes due 2021 issued by Iron Mountain, or the Parent Notes, and $250.0 million in aggregate principal amount of 5.375% Senior Notes due 2026 issued by the Subsidiary Issuer, or the Subsidiary Notes, and together with the Parent Notes, the Notes. The Notes will be sold at 100.0% of par. The net proceeds from the offering are expected to be approximately $737.8 million, after deducting discounts to the initial purchasers and estimated offering expenses.  The Parent Notes will be guaranteed by Iron Mountain’s subsidiaries which guarantee each series of Iron Mountain’s existing notes, including the Subsidiary Issuer, and the Subsidiary Notes will be guaranteed by Iron Mountain and the other subsidiary guarantors of the Parent Notes. The Issuers expect to use the net proceeds from the offering of the Notes, together with cash on hand and borrowings under Iron Mountain’s revolving credit facility, to repay the bridge loan facility related to Iron Mountain’s acquisition of Recall Holdings Limited, or Recall. A copy of Iron Mountain’s press release announcing the pricing of the offering is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The Notes are being offered only to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended, or the Securities Act, and outside the United States pursuant to Regulation S under the Securities Act. The Notes will not be registered under the Securities Act or under any state securities law, and may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

This Current Report on Form 8-K, or this Current Report, shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Pro Forma Financial Information

Iron Mountain is filing with this Current Report an unaudited pro forma consolidated balance sheet of Iron Mountain as of March 31, 2016, and the unaudited pro forma consolidated statements of operations of Iron Mountain for the three months ended March 31, 2016 and the year ended December 31, 2015, each of which will be included in the offering memorandum in connection with the offering of the Notes. The unaudited pro forma consolidated balance sheet combines the consolidated balance sheets of Iron Mountain and Recall as of March 31, 2016 and gives effect to (1) Iron Mountain’s acquisition of all of the outstanding shares of Recall in exchange for cash and newly issued shares of Iron Mountain common stock which occurred on May 2, 2016, or the Recall Transaction; (2) the initial financing of the Recall Transaction; (3) divestments in Australia, Canada and the United States required by the regulators in connection with the Recall Transaction; (4) the integration of a portion of Recall’s operations into Iron Mountain’s structure as a real estate investment trust for U.S. federal income tax purposes, and (5) the offering and the application of the net proceeds therefrom and borrowings under Iron Mountain’s revolving credit facility and cash on hand as described above, or collectively, the Pro Forma Transactions, as if these had been completed on March 31, 2016. The unaudited pro forma consolidated statements of operations combine the historical results of Iron Mountain and Recall for the three months ended March 31, 2016 and the year ended December 31, 2015 and give effect to the Pro Forma Transactions as if these occurred on January 1, 2015.

Item 9.01.                                        Financial Statements and Exhibits.

(b)   Pro Forma Financial Information

The unaudited pro forma consolidated balance sheet of Iron Mountain as of March 31, 2016 and the unaudited pro forma statements of operations of Iron Mountain for the three months ended March 31, 2016 and the year ended December 31, 2015 and the notes related thereto, each of which will be included in the offering memorandum in connection with the offering of the Notes, are filed as Exhibit 99.2 hereto.

(d)  Exhibits

99.1                        Press Release dated May 24, 2016. (Filed herewith.)

99.2                        Pro Forma Balance Sheet (Unaudited) of Iron Mountain as of March 31, 2015 and Pro Forma Statements of Operations (Unaudited) of Iron Mountain for the three months ended March 31, 2016 and the year ended December 31, 2015, and notes thereto, each of which will be included in the offering memorandum in connection with the offering of the Notes. (Filed herewith.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRON MOUNTAIN INCORPORATED

By:	/s/ Ernest W. Cloutier
Name:	Ernest W. Cloutier
Title:	Executive Vice President and General Counsel

Date: May 25, 2016